EXHIBIT 11.      STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS



                                                                             Nine Months Ended
                                                                             September 30, 2001
                                                                         ------------------------
                                                                          (In Thousands, Except
                                                                             Per Share Data)

1.         Net Income                                                         $168,053
               Less:  Preferred stock dividends declared                         4,500
                                                                              --------
           Net income available to common shareholders                        $163,553
                                                                              ========

2.         Weighted average common shares outstanding                           48,704
3.         ESOP shares not committed to be released                              2,778
                                                                              --------
4.         Total weighted average common shares outstanding                     45,926
                                                                              ========

5.         Basic earnings per common share                                     $  3.56
                                                                              ========

6.         Total weighted average common shares outstanding                     45,926
7.         Dilutive effect of stock options using the treasury
               stock method                                                        905
                                                                              --------
8.         Total average common and common equivalent
               shares                                                           46,831
                                                                              ========

9.         Diluted earnings per common share                                    $ 3.49
                                                                              ========



Share data and per share data have not been adjusted to reflect the two-for-one stock split occurring on December 3, 2001.


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